UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss. 240.14a-12

OceanFirst Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(a)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A

	(2)	Aggregate number of securities to which transactions applies: N/A

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transactions: N/A

	(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A

	(2)	Form, Schedule or Registration Statement No.: N/A

	(3)	Filing Party: N/A

	(4)	Date Filed: N/A

OCEANFIRST FINANCIAL CORP.

OceanFirst Financial Corp. (the “Company”) previously filed a definitive Proxy Statement with the Securities and Exchange Commission on March 27, 2012 with respect to the Annual Meeting of Stockholders to be held on May 10, 2012. After filing the Proxy Statement, it was discovered that the “Committees of the Board of Directors” table on page 5 of the Proxy Statement omitted the number of meetings held by each of the Company’s committees of the Board of Directors.

The number of Committee meetings in 2011 were as follows:

Audit Committee:	5 meetings
Corporate Governance/ Nominating Committee:	3 meetings
Human Resources/ Compensation Committee:	5 meetings